UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2011

O’REILLY AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21318	27-4358837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 14, 2011, O’Reilly Automotive, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the underwriters named on Schedule I thereto (the “Underwriters”), and the Guarantors (as defined below) party thereto, with respect to the Company’s issuance and sale of $300 million aggregate principal amount of the Company’s 4.625% Senior Notes due 2021 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company and the Guarantors also have agreed to indemnify the Underwriters against certain liabilities.

The estimated net proceeds from the offering of the Notes were approximately $297 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company used a portion of the net proceeds from the offering of the Notes to pay fees and expenses related to the offering of the Notes and intends to use the remaining net proceeds for general corporate purposes, including share repurchases and the repayment of borrowings outstanding from time to time under the Company’s credit facility.

The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, attached as Exhibit 1.1 hereto, and incorporated herein by reference.

Indenture

The terms of the Notes are governed by an Indenture, dated as of September 19, 2011 (the “Closing Date”), by and among the Company, the Guarantors and UMB Bank, N.A. (the “Trustee”).

The Notes mature on September 15, 2021 and bear interest at a rate of 4.625% per year. Interest on the Notes is payable on March 15 and September 15 of each year, beginning on March 15, 2012. The Notes are the Company’s general unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness, including the Company’s credit facility and the Company’s 4.875% Senior Notes due 2021. The Notes will be effectively subordinated to the Company’s future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness. The Notes are guaranteed on a senior unsecured basis by each of the Company’s subsidiaries (the “Guarantors”) that incurs or guarantees the Company’s obligations under the Company’s credit facility or certain other debt of the Company or any of the Guarantors, including the Company’s 4.875% Senior Notes due 2021. As of the Closing Date, all of the Company’s subsidiaries are Guarantors of the Notes. The Company is permitted to release guarantees of the Notes without the consent of holders of the Notes under the circumstances described in the Indenture.

Prior to June 15, 2021, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a purchase price equal to 100% of the principal amount plus a make-whole premium as set forth in the Indenture. On or after June 15, 2021, the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a purchase price equal to 100% of the principal amount plus accrued and unpaid interest to but not including the redemption date.

If the Company undergoes a Change of Control Triggering Event (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to but not including the repurchase date.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries, as applicable, to, among other things: (i) create certain liens on its assets to secure certain debt; (ii) enter into certain sale and leaseback transactions; and (iii) in the case of the Company, merge or consolidate with another company or transfer all or substantially all of the Company’s property, in each case as set forth in the Indenture. These covenants are, however, subject to a number of important limitations and exceptions. The Indenture contains other customary terms, including, but not limited to, events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The Indenture also contains customary event of default provisions including, among others, the following: (i) default in the payment of the principal of the Notes when the same becomes due and payable; (ii) default for 30 days in the payment when due of interest on the Notes; (iii) failure to comply with covenants or agreements in the Indenture or the Notes and failure to cure or obtain a waiver of such default upon notice; (iv) a default under any debt for money borrowed by the Company or any of the Guarantors that results in acceleration of the maturity of such debt, or failure to pay any such debt within any applicable grace period after final stated maturity, in an aggregate amount greater than $75.0 million without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by the Company of notice of the default by the trustee or holders of not less than 25% in aggregate principal amount of the Notes then outstanding; and (v) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, in each case as set forth in the Indenture. In the case of an event of default, other than a bankruptcy default with respect to the Company or any Guarantor, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the holders of the Notes), may declare the principal of and accrued interest on the Notes to be immediately due and payable. In the case of any bankruptcy-related event of default with respect to the Company or any Guarantor, the principal of and accrued interest on the Notes shall be immediately due and payable without any act on the part of the Trustee or holders of the Notes.

The Trustee also serves as the trustee under the indenture for the Company’s 4.875% Senior Notes due 2021 and a lender under the Company’s credit facility.

The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 which became automatically effective upon filing with Securities and Exchange Commission on September 14, 2011 (File No. 333-176829).

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of Note included therein), attached as Exhibit 4.1 and referenced as Exhibit 4.2 hereto, respectively, and incorporated herein by reference.

In addition to the specific agreements and arrangements described above, some of the Underwriters and their respective affiliates are lenders and/or agents under the Company’s credit facility and, in addition, have provided and may in the future provide certain financial advisory, investment banking and commercial banking services in the ordinary course of business for the Company, its subsidiaries and certain of their respective affiliates, for which they have received or will receive customary fees and expenses in connection with the performance of such services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events.

On September 14, 2011, the Company issued press releases announcing (i) the proposed offering of the Notes and (ii) the pricing of the Notes. The full text of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 14, 2011, by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the underwriters named on Schedule I thereto.

4.1	Indenture, dated as of September 19, 2011, by and among the Company, the Guarantors and the Trustee.

4.2	Form of Note (included in Exhibit 4.1 above).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of Gallop, Johnson & Neuman, L.C.

5.3	Opinion of Lewis and Roca LLP

99.1	Press release of the registrant dated September 14, 2011 re: offering of the Notes.

99.2	Press release of the registrant dated September 14, 2011 re: pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2011

O’Reilly Automotive, Inc.

By:	/s/ Thomas McFall
Thomas McFall
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 14, 2011, by and among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the underwriters named on Schedule I thereto.

4.1	Indenture, dated as of September 19, 2011, by and among the Company, the Guarantors and the Trustee.

4.2	Form of Note (included in Exhibit 4.1 above).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of Gallop, Johnson & Neuman, L.C.

5.3	Opinion of Lewis and Roca LLP

99.1	Press release of the registrant dated September 14, 2011 re: offering of the Notes.

99.2	Press release of the registrant dated September 14, 2011 re: pricing of the Notes.